Investor Contacts: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
August 3, 2017                                         & Communications
770-206-4237
mzakas@muellerwp.com

John DeYarman
Director - Strategy, Corporate Development & Investor Relations
770-206-4228
jdeyarman@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2017 THIRD QUARTER RESULTS
Net sales of $232.2 million increased 3.3% year-over-year

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal third quarter ended June 30, 2017, net sales were $232.2 million and net income was $24.0 million, or $0.15 per diluted share compared with $0.09 in the prior year quarter. Operating income from continuing operations was $42.6 million.
In the 2017 third quarter, we:

•	Increased net sales 3.3% to $232.2 million as compared with $224.7 million in the 2016 third quarter;

•	Increased adjusted operating income from continuing operations to $44.6 million as compared with $43.8 million in the 2016 third quarter; and

•
Improved adjusted income from continuing operations to $0.16 per diluted share as compared with $0.15 per diluted share in the 2016 third quarter. Adjusted income from continuing operations was $25.4 million in the 2017 third quarter and $25.0 million in the 2016 third quarter.

“Overall we are pleased with third quarter net sales growth of 3.3 percent, which was about as we expected, highlighted by 4.5 percent growth at Mueller Co. Additionally, although overall net sales declined slightly at Mueller Technologies, we experienced net sales growth with both our AMI products and at Echologics” said Scott Hall, president and chief executive officer of Mueller Water Products. “For our fourth quarter, we expect consolidated net sales percentage growth to improve year-over-year to mid-single digits.
“Operationally, in the third quarter we continued to execute on our productivity plans and realize the resulting targeted cost savings. However, higher material costs represented stronger-than-expected headwinds in the quarter, offsetting all of our productivity gains.
“During the quarter, we also completed our $50 million accelerated share repurchase program and repurchased an additional $5 million under our existing share repurchase authorization.

“All in all, we were pleased with the quarter. Progress in the market, progress in integrating Singer Valve, and progress in operational improvements all met our expectations.
“Going forward, we will continue to execute on our initiatives to drive productivity improvements, accelerate product development and deliver exceptional value for our customers.”
Consolidated Results
Net sales increased 3.3 percent in the 2017 third quarter to $232.2 million as compared with $224.7 million for the 2016 third quarter. Net sales increased due to volume growth at Mueller Co. and the February acquisition of Singer Valve.
Adjusted operating income from continuing operations increased 1.8 percent to $44.6 million as compared with $43.8 million for the 2016 third quarter. Volume growth, productivity improvements and lower SG&A expenses were partially offset by higher material costs.
Segment Results
Mueller Co.
Mueller Co. net sales for the 2017 third quarter increased 4.5 percent to $207.6 million as compared with $198.7 million for the 2016 third quarter. The increase was largely due to volume growth in both the U.S. and Canada as well as the addition of Singer Valve.
Mueller Co. operating income increased to $52.9 million in the 2017 third quarter compared with $51.7 million in the 2016 third quarter. Adjusted operating income was $54.1 million in both the 2017 third quarter and 2016 third quarter. Adjusted operating income benefited from volume growth and productivity improvements, offset by higher material costs. Adjusted operating margin decreased 110 basis points to 26.1 percent for the 2017 third quarter compared with 27.2 percent for the 2016 third quarter.
Mueller Technologies
Mueller Technologies net sales decreased $1.4 million to $24.6 million in the 2017 third quarter as compared with $26.0 million for the 2016 third quarter due to lower shipment volumes. Higher net sales of AMI and leak detection/condition assessment products were more than offset by lower net sales of AMR and visual read meters.
Operating loss was $1.6 million in the 2017 third quarter and $1.5 million in the 2016 third quarter.
Interest Expense, Net
Net interest expense decreased $0.9 million to $5.1 million in the 2017 third quarter as compared with $6.0 million in the 2016 third quarter.
Discontinued Operations
Discontinued operations pertain to our former Anvil business, which we sold in January 2017.

Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding our results as determined by GAAP, we also provide non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
We present adjusted income from continuing operations, adjusted income from continuing operations per share, adjusted operating income from continuing operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating our underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of our recurring performance.
We present net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. We present free cash flow because management believes it is commonly used by the investment community to measure our ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Conference Call Webcast
Mueller Water Products will conduct its quarterly earnings conference call on Friday, August 4, 2017 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company's recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of our website. Please go to our website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-446-5476. An archive of the webcast will also be available on the Investor Relations section of our website.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements.  Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations for growth in our key end markets and financial results. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. For more information about Mueller Water Products, visit www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2017	2016
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$353.2	$195.0
Receivables, net	140.7	131.8
Inventories	141.1	130.7
Other current assets	20.0	12.7
Current assets held for sale	—	142.1
Total current assets	655.0	612.3
Property, plant and equipment, net	110.1	108.4
Intangible assets	442.0	434.6
Other noncurrent assets	27.1	25.4
Noncurrent assets held for sale	—	99.9
Total assets	$1,234.2	$1,280.6

Liabilities and equity:
Current portion of long-term debt	$5.5	$5.6
Accounts payable	58.7	73.7
Other current liabilities	46.9	61.7
Current liabilities held for sale	—	44.8
Total current liabilities	111.1	185.8
Long-term debt	475.7	478.8
Deferred income taxes	99.0	109.9
Other noncurrent liabilities	86.1	85.8
Noncurrent liabilities held for sale	—	0.8
Total liabilities	771.9	861.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,514,187 and 161,693,051 shares outstanding at June 30, 2017 and September 30, 2016, respectively	1.6	1.6
Additional paid-in capital	1,497.5	1,563.9
Accumulated deficit	(974.9)	(1,078.9)
Accumulated other comprehensive loss	(63.0)	(68.3)
Total Company stockholders’ equity	461.2	418.3
Noncontrolling interest	1.1	1.2
Total equity	462.3	419.5
Total liabilities and equity	$1,234.2	$1,280.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$232.2	$224.7	$599.1	$585.0
Cost of sales	149.7	141.5	412.5	394.9
Gross profit	82.5	83.2	186.6	190.1
Operating expenses:
Selling, general and administrative	38.7	39.4	114.2	112.2
Pension settlement	—	16.6	—	16.6
Other charges	1.2	4.6	5.0	6.2
Total operating expenses	39.9	60.6	119.2	135.0
Operating income	42.6	22.6	67.4	55.1
Interest expense, net	5.1	6.0	17.0	18.0
Income before income taxes	37.5	16.6	50.4	37.1
Income tax expense	13.4	5.6	16.2	11.8
Income from continuing operations	24.1	11.0	34.2	25.3
Income (loss) from discontinued operations	(0.1)	4.5	69.8	12.1
Net income	$24.0	$15.5	$104.0	$37.4

Income per basic share:
Continuing operations	$0.15	$0.07	$0.21	$0.15
Discontinued operations	—	0.03	0.44	0.08
Net income	$0.15	$0.10	$0.65	$0.23

Income per diluted share:
Continuing operations	$0.15	$0.07	$0.21	$0.15
Discontinued operations	—	0.02	0.43	0.08
Net income	$0.15	$0.09	$0.64	$0.23

Weighted average shares outstanding:
Basic	159.1	161.6	160.6	161.2
Diluted	160.6	163.6	162.4	163.3

Dividends declared per share	$0.04	$—	$0.11	$0.07

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	June 30,
	2017	2016
	(in millions)
Operating activities:
Net income	$104.0	$37.4
Less income from discontinued operations	69.8	12.1
Income from continuing operations	34.2	25.3
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation	14.9	13.4
Amortization	16.2	15.9
Stock-based compensation	3.5	3.5
Retirement plans	2.6	20.2
Deferred income taxes	(14.4)	(8.5)
Other, net	1.4	3.0
Changes in assets and liabilities, net of acquisitions:
Receivables	(5.8)	(13.0)
Inventories	(4.6)	4.8
Other assets	(4.0)	(5.7)
Liabilities	(18.6)	(4.5)
Net cash provided by operating activities of continuing operations	25.4	54.4
Investing activities:
Business acquisitions, net of cash acquired	(26.0)	—
Capital expenditures	(21.6)	(17.0)
Proceeds from sales of assets	0.2	0.2
Net cash used in investing activities of continuing operations	(47.4)	(16.8)
Financing activities:
Stock repurchased under buyback program	(55.0)	—
Dividends	(17.6)	(11.3)
Employee taxes related to stock-based compensation	(2.7)	(3.2)
Repayments of debt	(3.7)	(3.8)
Issuance of common stock	5.2	2.9
Deferred financing costs	(1.0)	(0.1)
Other	0.2	(0.3)
Net cash used in financing activities of continuing operations	(74.6)	(15.8)
Net cash flows from discontinued operations:
Operating activities	(42.5)	19.2
Investing activities	297.2	(5.6)
Financing activities	(0.1)	—
Net cash provided by discontinued operations	254.6	13.6
Effect of currency exchange rate changes on cash	0.2	(0.2)
Net change in cash and cash equivalents	158.2	35.2
Cash and cash equivalents at beginning of period	195.0	113.1
Cash and cash equivalents at end of period	$353.2	$148.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$207.6	$24.6	$—	$232.2

Gross profit	$76.9	$5.6	$—	$82.5
Selling, general and administrative expenses	23.6	7.2	7.9	38.7
Other charges	0.4	—	0.8	1.2
Operating income (loss) from continuing operations	$52.9	$(1.6)	$(8.7)	42.6
Interest expense, net				5.1
Income tax expense				13.4
Income from continuing operations				$24.1

Income from continuing operations per diluted share				$0.15

Capital expenditures	$6.1	$1.3	$0.1	$7.5

Operating margin	25.5%	(6.5)%		18.3%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$24.1
Inventory purchase accounting adjustment				0.8
Other charges				1.2
Income tax benefit of adjusting items				(0.7)
Adjusted income from continuing operations				$25.4

Weighted average diluted shares outstanding				160.6

Adjusted income from continuing operations per share				$0.16

Net income				$24.0
Plus loss from discontinued operations				0.1
Interest expense, net (1)				5.1
Income tax expense (1)				13.4
Operating income (loss) from continuing operations	$52.9	$(1.6)	$(8.7)	42.6
Inventory purchase accounting adjustment	0.8	—	—	0.8
Other charges	0.4	—	0.8	1.2
Adjusted operating income (loss) from continuing operations	54.1	(1.6)	(7.9)	44.6
Depreciation and amortization	8.9	1.2	0.1	10.2
Adjusted EBITDA	$63.0	$(0.4)	$(7.8)	$54.8

Adjusted operating margin	26.1%	(6.5)%		19.2%

Adjusted EBITDA margin	30.3%	(1.6)%		23.6%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$63.0	$(0.4)	$(7.8)	$54.8
Three prior quarters' adjusted EBITDA	137.8	(2.6)	(26.9)	108.3
Trailing twelve months' adjusted EBITDA	$200.8	$(3.0)	$(34.7)	$163.1

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.5
Long-term debt				475.7
Total debt				481.2
Less cash and cash equivalents				353.2
Net debt				$128.0

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				0.8x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$41.7
Less capital expenditures				(7.5)
Free cash flow				$34.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$198.7	$26.0	$—	$224.7

Gross profit	$77.5	$5.7	$—	$83.2
Selling, general and administrative expenses	23.4	7.2	8.8	39.4
Pension settlement	2.2	—	14.4	16.6
Other charges	0.2	—	4.4	4.6
Operating income (loss)	$51.7	$(1.5)	$(27.6)	22.6
Interest expense, net				6.0
Income tax expense				5.6
Income from continuing operations				$11.0

Income from continuing operations per diluted share				$0.07

Capital expenditures	$3.6	$1.5	$—	$5.1

Operating margin	26.0%	(5.8)%		10.1%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$11.0
Pension settlement				16.6
Other charges				4.6
Income tax benefit of adjusting items				(7.2)
Adjusted income from continuing operations				$25.0

Weighted average diluted shares outstanding				163.6

Adjusted income from continuing operations per share				$0.15

Net income				$15.5
Less income from discontinued operations				(4.5)
Interest expense, net (1)				6.0
Income tax expense (1)				5.6
Operating income (loss) from continuing operations	$51.7	$(1.5)	$(27.6)	22.6
Pension settlement	2.2	—	14.4	16.6
Other charges	0.2	—	4.4	4.6
Adjusted operating income (loss) from continuing operations	54.1	(1.5)	(8.8)	43.8
Depreciation and amortization	8.5	1.2	0.1	9.8
Adjusted EBITDA	$62.6	$(0.3)	$(8.7)	$53.6

Adjusted operating margin	27.2%	(5.8)%		19.5%

Adjusted EBITDA margin	31.5%	(1.2)%		23.9%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$62.6	$(0.3)	$(8.7)	$53.6
Three prior quarters' adjusted EBITDA	131.6	(6.5)	(23.8)	101.3
Trailing twelve months' adjusted EBITDA	$194.2	$(6.8)	$(32.5)	$154.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				479.7
Total debt				485.3
Less cash and cash equivalents				148.3
Net debt				$337.0

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				2.2x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				59.5
Less capital expenditures				(5.1)
Free cash flow				$54.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$535.5	$63.6	$—	$599.1

Gross profit	$183.3	$3.3	$—	$186.6
Selling, general and administrative expenses	67.9	20.7	25.6	114.2
Other charges	2.1	0.1	2.8	5.0
Operating income (loss) from continuing operations	$113.3	$(17.5)	$(28.4)	67.4
Interest expense, net				17.0
Income tax expense				16.2
Income from continuing operations				$34.2

Income from continuing operations per diluted share				$0.21

Capital expenditures	$13.8	$7.6	$0.2	$21.6

Operating margin	21.2%	(27.5)%		11.3%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$34.2
Discrete warranty charge				9.8
Inventory purchase accounting adjustment				0.8
Other charges				5.0
Income tax benefit of adjusting items				(2.7)
Adjusted income from continuing operations				$47.1

Weighted average diluted shares outstanding				162.4

Adjusted income from continuing operations per share				$0.29

Net income				$104.0
Less income from discontinued operations				(69.8)
Interest expense, net (1)				17.0
Income tax expense (1)				16.2
Operating income (loss) from continuing operations	$113.3	$(17.5)	$(28.4)	67.4
Discrete warranty charge	—	9.8	—	9.8
Inventory purchase accounting adjustment	0.8	—	—	0.8
Other charges	2.1	0.1	2.8	5.0
Adjusted operating income (loss) from continuing operations	116.2	(7.6)	(25.6)	83.0
Depreciation and amortization	27.0	3.8	0.3	31.1
Adjusted EBITDA	$143.2	$(3.8)	$(25.3)	$114.1

Adjusted operating margin	21.7%	(11.9)%		13.9%

Adjusted EBITDA margin	26.7%	(6.0)%		19.0%

Free cash flow:
Net cash provided by operating activities of continuing operations				$25.4
Less capital expenditures				(21.6)
Free cash flow				$3.8

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$525.6	$59.4	$—	$585.0

Gross profit	$179.2	$10.9	$—	$190.1
Selling, general and administrative expenses	65.8	20.6	25.8	112.2
Pension settlement	2.2	—	14.4	16.6
Other charges	0.8	0.5	4.9	6.2
Operating income (loss)	$110.4	$(10.2)	$(45.1)	55.1
Interest expense, net				18.0
Income tax expense				11.8
Income from continuing operations				$25.3

Income from continuing operations per diluted share				$0.15

Capital expenditures	$12.4	$4.5	$0.1	$17.0

Operating margin	21.0%	(17.2)%		9.4%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$25.3
Pension settlement				16.6
Other charges				6.2
Income tax benefit of adjusting items				(7.7)
Adjusted income from continuing operations				$40.4

Weighted average diluted shares outstanding				163.3

Adjusted income from continuing operations per share				$0.25

Net income				$37.4
Less income from discontinued operations				(12.1)
Interest expense, net (1)				18.0
Income tax expense (1)				11.8
Operating income (loss) from continuing operations	$110.4	$(10.2)	$(45.1)	55.1
Pension settlement	2.2	—	14.4	16.6
Other charges	0.8	0.5	4.9	6.2
Adjusted operating income (loss) from continuing operations	113.4	(9.7)	(25.8)	77.9
Depreciation and amortization	25.5	3.5	0.3	29.3
Adjusted EBITDA	$138.9	$(6.2)	$(25.5)	$107.2

Adjusted operating margin	21.6%	(16.3)%		13.3%

Adjusted EBITDA margin	26.4%	(10.4)%		18.3%

Free cash flow:
Net cash provided by operating activities of continuing operations				$54.4
Less capital expenditures				(17.0)
Free cash flow				$37.4

(1) We do not allocate interest or income taxes to our segments.